Exhibit 10.14

REVOLVING CREDIT PROMISSORY NOTE

(LIBOR/PRIME)

$10,000,000                                                                                                                                      Dated as of December 23, 2006

For value received, Avistar Communications Corporation, a Delaware corporation (the “Borrower”) hereby promises to pay to the order of JPMorgan Chase Bank, N.A. (the “Bank”) at its office at 345 Park Avenue, New York, New York 10154-1002  for the account of the lending office of the Bank, the principal amount of each loan made by the Bank to the Borrower (the “Loans”), up to an aggregate principal amount equal to the Maximum Facility Amount, on the first anniversary of the date hereof (the “Final Maturity Date”).

The Borrower promises to pay interest on each Interest Payment Date on the unpaid balance of the principal amount of each such Loan from and including the date of such Loan to but excluding the date of its repayment at either (i) a floating rate per annum equal to the Prime Rate applicable to such Loan minus 2.00% (such Loan a “Prime Loan”), or (ii) a fixed rate per annum equal to the Adjusted Libor Rate applicable to such Loan plus 0.75% (such Loan a “Libor Loan”).  After the occurrence and during the continuance of an Event of Default, principal shall bear interest from and including the date of such Event of Default until paid in full at a rate per annum equal to the Default Rate, such interest to be payable on demand.  Interest shall be payable on the relevant Interest Payment Date and for Libor Loans shall be calculated on the basis of a year of 360 days for the actual number of days elapsed and for Prime Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  Prior to the Final Maturity Date, provided that no Event of Default has occurred and is continuing, and subject to the terms of this Note, the Borrower may borrow, repay and reborrow under this Note, up to the aggregate principal amount equal to the Maximum Facility Amount (the “Commitment”).

In consideration of the Bank’s granting the Commitment to the Borrower, the Borrower hereby agrees to pay to the Bank a facility fee in the amount of Ten Thousand Dollars ($10,000).  The facility fee shall be due and payable on the first Interest Payment Date.

All payments hereunder shall be made in lawful money of the United States and in immediately available funds.  Any extension of time for the payment of the principal of this Note resulting from the due date falling on a non-Banking Day shall be included in the computation of interest.  The date, amount, type and Interest Period of, and the interest rate with respect to, each Loan evidenced hereby and all payments of principal thereof shall be recorded by the Bank on its books and, at the discretion of the Bank prior to any transfer of this Note at any other time, may be endorsed by the Bank on a schedule.  Any such endorsement shall be conclusive absent manifest error. The Bank may (but shall not be obligated to) debit the amount of any payment under this Note that is not made when due to any deposit account of the Borrower with the Bank.  The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

1.             Definitions.  The terms listed below shall be defined as follows:

“Adjusted Libor Rate” shall mean the Libor Rate for such Loan divided by one minus the Reserve Requirement.

“Banking Day” shall mean any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Libor Loan or notice with respect to any Libor Loan, a day on which dealings in U.S. dollar deposits are also carried out in the London interbank market.

“Borrowing Notice” shall mean a request for a borrowing substantially in the forma of Exhibit A hereto.

“Default Rate” shall mean a rate per annum equal to: (a) if a Prime Loan, a floating rate of 2% above the rate of interest thereon (including any margin); (b) if a Libor Loan, a fixed rate of 2% above the rate of interest in effect thereon (including any margin) at the time of the applicable Event of Default until the last day of the Interest Period thereof and, thereafter, a floating rate of 2% above the rate of interest for a Prime Loan (including any margin).

“Disclosure Schedule” means the schedule attached hereto as Exhibit B.

“Event of Default” shall mean an event described in Section 7.

“Facility Documents” shall mean this Note and any other documents, instruments, or agreements delivered as security or collateral for, or a guaranty of, the Loans, or in connection with, or as support for, any of the foregoing, whether by the Borrower or a Third Party, and any updates or renewals thereof.

“Interest Payment Date” shall mean (i) the last Banking Day of each calendar month for Prime Loans commencing January 31, 2007 ; (ii) the last Banking Day of each calendar month and on the last day of the Interest Period with respect to Libor Loans (and for any Libor Loan with an Interest Period longer than three months, every three months); and (iii) on any payment of principal.

“Interest Period” shall mean (i) with respect to a Prime Loan, the period commencing on the date such Prime Loan is made and ending on the earlier of the Final Maturity Date or the date recorded by the Bank on its books or if such day is not a Banking Day, then on the immediately succeeding Banking Day, and (ii) with respect to a Libor Loan, the period commencing on the date such Libor Loan is made and ending on the numerically corresponding day  One, Two, Three or Six calendar months thereafter, as recorded by the Bank on its books, or if such day is not a Banking Day, then on the immediately succeeding Banking Day; provided that if such Banking Day would fall in the next calendar month, such Interest Period shall end on the immediately preceding Banking Day; and provided, further, that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.  No Interest Period may extend beyond the Final Maturity Date.

“Libor Rate” shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Banking Days prior to the first day of such Loan for the offering by the Bank to leading banks in the London interbank market of U.S. dollar deposits having a term comparable to such Loan and in an amount comparable to the principal amount of such Loan.

“Main Office” shall mean the main office of the Bank, currently located at 1111 Polaris Parkway, Columbus, Ohio 43240.

“Maximum Facility Amount” shall mean the lesser of (i) Ten Million Dollars ($10,00,000) and (ii) the value assigned by the Bank from time to time, in its sole reasonable discretion, to the collateral, if any, pledged and collaterally assigned to the Bank, and in which the Bank has a first-priority security interest and against which the Bank has a right of setoff, as security for the Borrower’s payment of its obligations under this Note.

“Prime Rate” shall mean the rate of interest per annum announced from time to time by the Bank as its prime rate.  Each change in the Prime Rate shall be effective from and including the date the change is announced as being effective.  The Prime Rate is a reference rate and may not be the Bank’s lowest rate.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System.

“Regulatory Change” shall mean any change after the date of this Note in United States federal, state or municipal laws or any foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including the Bank, of or under any United States federal, state or municipal laws or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reserve Requirement” shall mean, for any Libor Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the term of such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. dollars, or as otherwise established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Libor Rate is to be determined or (y) any category of extensions of credit or other assets which include Libor Loans.  The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“SEC” means the Securities and Exchange Commission.

“Third Party” shall mean any party liable with respect to, or otherwise granting support for, this Note, whether by guaranty, subordination, grant of security or otherwise.

2.  Borrowings, Conversions, Renewals and Prepayments.  (a) The Borrower shall deliver a Borrowing Notice to the Bank, which shall be irrevocable,  by 12:00 noon New York City time three (3) Banking Days prior to each requested borrowing of a Libor Loan and by 12:00 noon New York City time on the date of each requested borrowing of a Prime Loan; provided that no Libor Loan shall be in a minimum amount less than $500,000; provided, further, that no Prime Loan shall be in an amount less than $30,000; and provided, further, that the aggregate outstanding principal amount of all Loans shall not exceed the Maximum Facility Amount.  Subject to the provisions of this Note, the Borrower shall have the right to (i) convert one type of Loan into another type of Loan on the last day of the Interest Period with respect to a Libor Loan or at any time for a Prime Loan, or (ii) renew any Libor Loan as a Libor Loan on the last day of the Interest Period with respect to such Libor Loan; provided that the Borrower shall give the Bank irrevocable notice by 12:00 noon New York City time three Banking Days prior to conversion into or renewal as a Libor Loan, and by 12:00 noon New York City time on or before the date of conversion into a Prime Loan.  If the Borrower shall fail to give notice to the Bank of the renewal of any Libor Loan as provided herein, such Libor Loan shall automatically become a Prime Loan on the last day of the Interest Period thereof; provided that the Bank may renew such Loan as a Libor Loan for an Interest Period equal to that then ending, provided that no such renewal shall be made if the number of months in the renewal period is greater than six.

(b)           The Borrower shall have the right to make prepayments of principal at any time or from time to time, provided that:  (i) the Borrower shall give the Bank irrevocable notice of each prepayment by 12:00 noon New York City time three Banking Days prior to prepayment of a Libor Loan, and by 12:00 noon New York City time on the date of prepayment of a Prime Loan; (ii) Libor Loans may be prepaid prior to the last day of their Interest Period only if accompanied by payment of the additional compensation calculated in accordance with paragraph 5 below, if applicable; (iii) all prepayments of Libor Loans shall be in a minimum amount equal to the lesser of $100,000 or the unpaid principal amount of this Note; and (iv) all prepayments of Prime Rate Loans shall be in a minimum amount equal to the lesser of $30,000 or the unpaid principal amount of this Note.

3.             Additional Costs.  (a) If as a result of any Regulatory Change which (i) changes the basis of taxation of any amounts payable to the Bank under the Note (other than taxes imposed on the overall net income of the Bank or the lending office by the jurisdictions in which the Main Office of the Bank or the lending office are located) or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessments, minimum capital, capital ratios or similar requirements relating to any extension of credit or other assets of, or any deposits with or other liabilities of the Bank, or (iii) imposes any other condition affecting this Note, the Bank determines (which determination shall be conclusive absent manifest error) that the cost to it of making or maintaining a Libor Loan is increased or any amount received or receivable by the Bank under this Note is reduced, then the Borrower will pay to the Bank on demand an additional amount that the Bank determines will compensate it for the increased cost or reduction in amount.

(b)           Without limiting the effect of the foregoing provisions of this Section 3 (but without duplication), the Borrower shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Note or thereafter) of any court or governmental or monetary authority of capital in respect of the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request).

4.             Unavailability, Inadequacy or Illegality of Libor Rate.  Anything herein to the contrary notwithstanding, if the Bank determines (which determination shall be conclusive) that:

(a)           quotations of interest rates for the relevant deposits referred to in the definition of Libor Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for a Libor Loan; or

(b)           the definition of Libor Rate does not adequately cover the cost to the Bank of making or maintaining a Libor Loan; or

(c)           as a result of any Regulatory Change (or any change in the interpretation thereof) adopted after the date hereof, the Main Office of the Bank or the lending office is subject to any taxes, reserves, limitations, or other charges, requirements or restrictions on any claims of such office on non-United States residents (including, without limitation, claims on non-United States offices or affiliates of the Bank) or in respect of the excess above a specified level of such claims; or

(d)           it is unlawful for the Bank or the lending office to maintain any Libor Loan at the Libor Rate;

THEN, the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, any existing Libor Loan shall bear interest as a Prime Loan and the Bank shall make no Libor Loans.

5.             Certain Compensation.  If for any reason there is a principal payment of a Libor Loan on a date other than the last day of the applicable Interest Period with respect thereto (whether by prepayment, acceleration, conversion or otherwise), the Borrower will pay to the Bank such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate the Bank for any loss, cost or expense which the Bank determines is attributable to such payment.

6.             Representations.  The Borrower represents and warrants that:

(a)           the Facility Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity;

(b)           the execution, delivery and performance by the Borrower of the Facility Documents and all other documents contemplated hereby or thereby, and the use of the proceeds of any of the Loans, do not and will not (i) conflict with or constitute a breach of, or default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the property or assets of the Borrower pursuant to any other agreement or instrument (other than any pledge of or security interest granted in any collateral pursuant to any Facility Document) to which the Borrower is a party or is bound or by which its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

(c)           no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with the due and valid execution, delivery and performance by the Borrower of any Facility Document;

(d)           there are no actions, suits, investigations or proceedings pending or, to Borrower’s knowledge, threatened at law, in equity, in arbitration or by or before any other authority involving or affecting:  (i) the Borrower that could reasonably be expected to have a material adverse effect on the financial condition or any material part of the assets or properties of the Borrower (provided, however, that set forth on the Disclosure Schedule are certain pending suits, none of which could reasonably be expected to have a material adverse effect on the prospects, financial condition or any material part of the assets or properties of the Borrower); (ii) any part of the collateral (if any) pledged by Borrower or any Third Party under any Facility Document; or (iii) any of the transactions contemplated in the Facility Documents.  There are currently no material judgments entered against the Borrower and the Borrower is not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the prospects or condition of the Borrower; in the event that the Borrower is a partnership, limited liability partnership, corporation or limited liability company, the Borrower also represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite power and authority to execute, deliver and perform its obligations under the Facility Documents.

Each borrowing request by the Borrower under this Note shall constitute a representation and warranty that the statements above are true and correct in all material respects both on the date of such request and on the date of the borrowing.  Each borrowing request shall also constitute a representation that no Event of Default under this Note has occurred and is continuing or would result from such borrowing.

7.             Events of Default.  If any of the following events of default shall occur (each an “Event of Default”):

(a)           the Borrower shall fail to pay (i) any principal of this Note as and when due and payable, (ii) interest thereon within five (5) Banking Days of when due and payable or (iii) any other amount payable hereunder within ten (10) Banking Days of when due and payable;

(b)           any representation or warranty made or deemed made by the Borrower in this Note or by the Borrower or any Third Party in any Facility Document to which it is a party, or in any certificate, document, opinion or financial or other statement furnished under or in connection with a Facility Document, shall prove to have been incorrect in any material respect when made or deemed made;

(c)           the Borrower or any Third Party shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed; provided, however, that if any such failure is capable of remedy and if a grace period is not specifically provided for in such Facility Document, performance of such other term, covenant or agreement, such failure shall not constitute an Event of Default unless it is not remedied within ten (10) Banking Days of the Borrower’s receipt of the Bank’s request that such failure be remedied;

(d)           the Borrower (i) shall fail to pay when due any of its indebtedness (including, but not limited to, indebtedness for borrowed money) or any interest or premium thereon in an aggregate amount of at least two hundred fifty thousand dollars ($250,000) or (ii) the Borrower shall default or otherwise fail to perform any agreement to which the Borrower is party or by which it is bound which results in the holder(s) of indebtedness having the right, whether or not exercised, to accelerate the maturity thereof in an aggregate amount of at least two hundred fifty thousand dollars ($250,000);

(e)           the Borrower or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) shall commence any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have had any such petition filed, or any such proceeding shall have been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (vi) takes any action effectuating, approving or consenting to any of the events described in clauses (i) through (v);

(f)            the Borrower or any Third Party shall be determined or adjudged incompetent or otherwise incapacitated by a court of competent jurisdiction, die, dissolve or for any reason cease to be in existence or shall merge or consolidate;

(g)           (i) the Borrower is involved in a proceeding which may result in a forfeiture of all or a substantial part of the Borrower’s assets or (ii) a judgment is entered against the Borrower for the payment of in an aggregate amount of at least one hundred thousand dollars ($100,000);

(h)           there is, in the opinion of the Bank, a material adverse change in the business, prospects or financial condition of the Borrower;

(i)            any Facility Document granting a security interest at any time and for any reason shall cease to create a valid and perfected first priority security interest in and to the property purported to be subject to the Facility Document or ceases to be in full force and effect or is declared null and void, or the validity or enforceability of any Facility Document is contested by any party to the Facility Document, or such signatory to the Facility Document denies it has any further liability or obligation under the Facility Document;

(j)  without the prior written consent of the Bank, the Borrower incurs or permits to exist (i) any debt for borrowed money (and any refinancing of such debt), other than debt for borrowed money hereunder or debt for borrowed money listed on the September 30, 2006 form 10Q filed with SEC by the Borrower or (ii) any lien or other encumbrance upon or with respect to any of the Borrower’s real or personal property securing (A) any of the Borrower’s obligations under swap, hedge or similar agreements or (B) any guaranty or other contingent liability of the Borrower;

(k)  without the prior written consent of the Bank, the Borrower guarantees or otherwise becomes contingently liable for the indebtedness for borrowed money of any entity;

(l)  the Borrower fails to furnish o the Bank (i) within ten (10) days of filing of the same with the SEC, a copy of each from 10K, form 10Q and form 8K filed with the SEC by the Borrower and (ii) within ten (10) days after filing of the same is required (after giving effect to any applicable extensions), a signed copy of the Borrower’s federal tax return;

(m)  the Borrower fails to furnish any additional financial information that the Bank may reasonably request from time to time promptly upon the Bank’s request;

THEN, the Bank may, by notice to the Borrower, declare the Commitment terminated and the unpaid principal amount of this Note, accrued interest thereon and all other amounts payable under this Note due and payable whereupon the same shall become and be forthwith due and payable without presentment, demand, protest, notice of acceleration or intention to accelerate or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of an event of default described in clause (e) above, the Commitment shall be immediately terminated and the unpaid principal amount of this Note, accrued interest and other amounts payable under this Note shall be immediately due and payable; and provided further that in the case of an Event of Default described in clause (f) above due to the death of the Borrower or any Third Party, the Bank shall not make any additional Loans for a period of 60 days and the Bank shall be suspended during such 60-day period.

8.             Expenses.  The Borrower agrees to reimburse the Bank on demand for all reasonable costs, expenses and charges (including, without limitation, fees and charges of counsel and costs allocated by internal legal counsel) in connection with the preparation or modification of the Facility Documents, performance or enforcement of the Facility Documents, or the defense or prosecution of any rights of the Bank pursuant to any Facility Documents.

9.             Jurisdiction.  To the maximum extent not prohibited by applicable law, the  Borrower hereby irrevocably:  (i) submits to the jurisdiction of any New York state or United States federal court sitting in New York City over any action or proceeding arising out of this Note; (ii) agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court; (iii) agrees that any action or proceeding brought against the Bank may be brought only in a New York state or United States federal court sitting in New York county; (iv)  consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Borrower at its address specified on the signature page hereof, or at the Borrower’s most recent mailing address as set forth in the records of the Bank; and (v) waives any defense on the basis of an inconvenient forum.

The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum.  Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

10.          Waiver of Jury Trial.  THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.

11.          Miscellaneous.  (a)  The provisions of this Note are intended to be severable.  If for any reason any provisions of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.

(b)           No amendment, modification, supplement or waiver of any provision of this Note nor consent to departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Borrower and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(d)           As used herein, the term Borrower shall include all signatories hereto, if more than one.  In such event, the obligations, representations and warranties of the Borrower hereunder shall be joint and several.  This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Borrower may not delegate any of its obligations hereunder without the prior written consent of the Bank.  With the consent of the Borrower, not to be unreasonably withheld, the Bank may assign all or a portion of its rights and obligations under this Note; provided that such consent shall not be required (i) at any time that an Event of Default has occurred and is continuing, (ii) in connection with any assignment to an affiliate of the Bank, or (iii) in connection with any pledge or collateral assignment to secure obligations to a Federal Reserve Bank.

(e)           Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

(f)            Unless otherwise agreed in writing, notices shall be given to the Bank and the Borrower at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses set forth in the signature page of this Note, or such other telecopier (and telephone) number or address communicated in writing by either such party to the other.  Notices to the Bank shall be effective upon receipt.

(g)           The obligations of the Borrower under Sections 3, 5, 8, 9 and 10 hereof shall survive the repayment of the Loans.

(h)           Each reference herein to the Bank shall be deemed to include its successors, endorsees, and assigns, in whose favor the provisions hereof shall inure.  Each reference herein to the Borrower shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the Borrower, all of whom shall be bound by the provisions hereof.

(i)            This Note may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

12.          Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles, and with the laws of the United States of America as applicable.

The rest of this page is intentionally blank.

Address for Borrowing Notices:

JPMorgan Chase Bank, N.A.

Attn:  Juan Espitia

1111 Fannin Street

14th Floor

Houston, Texas 77002

Telecopier:  (800) 576-3217

Telephone:  (713) 750-3217

With a courtesy copy to

JPMorgan Chase Bank, N.A.

Attn:  Nancy A. Sheppard

560 Mission Street, 12th floor

San Francisco, CA 94105

Telecopier:  415 315 8272

Telephone:  415 315 8285

Address for All Notices to the Bank Other than Borrowing Notices:

JPMorgan Chase Bank, N.A.

Private Bank Credit

Attn:  Patricia DeLeo

345 Park Avenue, Floor 04

New York, NY 10154-0004

Telecopier:  (212464-2531

Telephone:  (212) 464-1883

With a courtesy copy to

JPMorgan Chase Bank, N.A.

Attn:  Nancy A. Sheppard

560 Mission Street, 12th floor

San Francisco, CA 94105

Telecopier:  415 315 8272

Telephone:  415 315 8285

Avistar Communications Corporation

By:	/s/ Robert J. Habig
Name: Robert J. Habig
Title: Chief Financial Officer

By:	/s/ William L. Campbell
Name: William L. Campbell
Title: Chief Operating Officer

Address for Notices to the Borrower:

Attn:  Robert Habig

555 Twin Dolphin Drive

3rd Floor

Redwood Shores, CA 94065

Telecopier:  (650) 610-2505

Telephone:  (650) 610-2910

State of _________                                     )

) ss.:

County of ________                               )

On the ____ day of December in the year 2006, before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________

Notary Public

State of _________                                     )

) ss.:

County of ________                               )

On the ____ day of December in the year 2006, before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________

Notary Public

Exhibit A

FORM OF BORROWING NOTICE

Date:  __________________

JPMorgan Chase Bank, N.A.

Attn:  Juan Espitia

1111 Fannin Street

14th Floor

Houston, Texas 77002

Telecopier:  (800) 576-3217

Telephone:  (713) 750-3217

Gentlemen:

The undersigned hereby requests a Loan (the “Requested Loan”) under the Revolving Credit Promissory Note (Libor/Prime) dated as of December 23, 2006 by the undersigned to your order with a maximum principal amount of $10,000,000 (the “Note”).  Initial capitalized terms used herein without definition have the meanings given such terms in the Note.

The undersigned is faxing this Borrowing Notice to you (i) if the Requested Loan is a Prime Loan, by 12:00 noon (NYC time) on the “Disbursement Date” (as specified below) and  (ii) if the Requested Loan is a Money Market Loan, by 12:00 noon (NYC time) at least one Banking Day prior to the Disbursement Date.  The undersigned will promptly mail the signed original of this Borrowing Notice to you.

Please book the Requested Loan as follows:

Disbursement Date:                      _________________ ___, 20___

Amount:                                          $

Type:                                               ____ LIBOR                ____ Prime

LIBOR Period (if applicable):       ____ 1 month    ____ 2 months    ____ 3 months    ____ 6 months

Disbursement Instructions*:

Purpose:                         The proceeds of the Requested Loan shall be used for working capital purposes.

A-1

Immediately upon funding of the Requested Loan, the aggregate principal amount of all Loans then outstanding will be $__________________. *

In witness whereof, the undersigned has executed this Borrowing Notice as of the date first written above.

Avistar Communications Corporation

By:

Name:

Title:

By:

Name:

Title:

[Agreed as of date first written above:

Gerald J. Burnett] *

cc:	JPMorgan Chase Bank, N.A.
Attn: Nancy A. Sheppard
560 Mission Street, 12th floor
San Francisco, CA 94105
Telecopier: (415) 315-8272
Telephone: (415) 315-8285

*              If $8,000,000 or greater, the signature of Gerald J. Burnett will be required.

A-2

Exhibit B

DISCLOSURE SCHEDULE

B-1